UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No.      )

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PUGET ENERGY, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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          ABOUT PUGET SOUND ENERGY
                  Washington’s oldest and largest energy utility

COMPANY OVERVIEW
Puget Sound Energy (PSE) is Washington State’s oldest and largest energy utility, serving more than 1 million electric customers and 721,000 natural gas customers, primarily in the vibrant Puget Sound area.

The region has experienced dramatic change during PSE’s century plus history, but one thing has remained constant: PSE’s focus on safe, reliable, low-cost energy service. The company’s commitment to serving communities, to helping make them better places to live and work, is as steadfast as ever.

PSE’s service area is home to some of America’s most recognized and respected businesses, including Boeing, Microsoft, Amazon.com, Weyerhaeuser, Starbucks, Costco, and Nordstrom, to name a few.

The utility employs a well-defined strategy for meeting customer energy needs in a reliable, low-cost way by staying focused on the traditional, regulated, vertically integrated-utility business model.

With plans to invest $5 billion over the next five years to add and upgrade infrastructure, PSE’s parent, Puget Energy signed a merger agreement in October 2007 with a consortium of long-term infrastructure investors to obtain committed capital to continue to provide the high levels of service customers have come to expect as well as build the sustainable energy system necessary to serve the growing customer and environmental needs of Washington state.

PSE SERVICE AREA

CANADA
WHATCOM
BELLINGHAM
SKAGIT
ISLAND
SNOHOMISH
JEFFERSON
KITSAP
BELLEVUE
SEATTLE
KING
TACOMA
KITTITAS
OLYMPIA
PIERCE
THURSTON
LEWIS

Combined electric and natural gas service

Electric service

Natural gas service

HEADQUARTERS	EMPLOYEES (2007)
▪ Bellevue, Washington	▪ 2,400

INCORPORATION	CUSTOMERS (2007)
▪ 1997, merger of Puget Sound Power & Light	▪ 1.04 million electric
Company and Washington Energy Company	▪ 721,000 natural gas

SERVICE AREA
REVENUES (2006)	▪ 6,000 + square miles, primarily in Puget Sound
▪ $2.9 billion	region of Western Washington

ASSETS (2006)	SERVICE AREA POPULATION (2006)
▪ $7.1 billion	▪ Approximately 4 million

PSE NATURAL GAS SUPPLY SOURCES

PSE purchases 100 percent of the natural-gas supplies needed to serve its customers

PSE ELECTRIC POWER SUPPLY FUEL MIX

PSE delivers electricity to customers using several resources

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention: Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction. Information about the interests of Puget Energy‘s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers primarily in the Puget Sound region of Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. For more information, visit PSE.com.  October 2007

          GOOD FOR WASHINGTON
                  Good for PSE customers

MERGER OVERVIEW

The Puget Sound region faces a constant challenge in balancing economic growth with the reality of strained roads and services, impacting our quality of life. Sound solutions require rethinking old ways and applying fresh perspective to new models. For Puget Sound Energy (PSE) the stakes have never been greater. The utility needs to invest nearly $5 billion over the next five years to add and upgrade infrastructure to meet growing customer needs and continue to provide safe and reliable electric and natural gas service.

To accomplish this, PSE plans to change ownership to gain access to needed capital to continue to strengthen and grow the company in the years ahead. Puget Energy, PSE’s parent, has signed a merger agreement with the Macquarie Consortium, a North American long-term infrastructure partnership led by Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board and the British Columbia Investment Management Corporation. The group also includes Alberta Investment Management, Macquarie-FSS Infrastructure Trust and Macquarie Bank Limited. The consortium will acquire all of Puget Energy’s outstanding stock in exchange for access to much-needed investments to expand and improve infrastructure, including increased energy efficiency and renewable energy generation.

This merger means business as usual, only better. Focus on customer service and commitment to the local community will remain unchanged. On a day-to-day basis, customers will continue receiving the same safe, reliable service they have come to know. For the future, however, PSE will be able to meet the constantly expanding regional need for energy and do it in a way that will preserve a commitment to local communities and the environment. The new ownership is good for PSE’s business and it’s good for the state of Washington. Here are a few of the highlights to this new chapter for PSE.

THE ENERGY GAP

PSE’s Integrated Resource Plan (IRP) predicts that rising customer demand for electricity and expiring power contracts will create a need for PSE to replace, renew and acquire nearly 700 average Megawatts (aMW) of electric resources by 2011, more than 1,600 aMW by 2015, and 2,570 aMW by 2025. This is equivalent to adding enough electricity to power two cities the size of Seattle.

According to the IRP, the 20-year incremental cost of meeting PSE customers’ power needs has more than tripled over the past four years – rising from a $4.4 billion estimate in 2003 to $14.4 billion today.

PSE 2007 Integrated Resource Plan

CUSTOMER BENEFITS

To meet these growing needs and to provide the high level of service that our customers have come to expect, significant investment is needed to upgrade systems as well as increase capacity, energy efficiency and renewable resources.

Recent storms continue to underscore the importance of ongoing infrastructure investment for customer reliability. The strengthened infrastructure and steady investment in increased energy efficiency and renewable generation means a more secure and reliable energy supply for our customers. The consortium and PSE are dedicated to continually improving the quality of service to PSE’s residential and business customers.

ENVIRONMENTAL COMMITMENTS

PSE has long been a leader in energy efficiency in the Northwest. We are dedicated to advancing the development of clean, renewable energy sources. For years, we have enjoyed access to affordable energy through vast supplies of hydro-electric power and natural gas. However, our population is expected to grow 28 percent, or about 1 million people, over the next 20 years in PSE’s service area of Western Washington.

Meeting the demands of this growing population, while ensuring minimal impact on the environment, requires steady access to capital that will allow us to support industry-leading environmental technologies that are at the forefront of energy efficient and renewable-energy development. The consortium and PSE are dedicated to upholding PSE’s commitment to the environment.

COMMUNITY BENEFITS

PSE understands that success is closely linked to the vitality of the communities the utility serves. That’s why PSE will continue to invest corporate resources and employee volunteer hours to help strengthen local communities. These contributions have and will continue to help hundreds of non-profit organizations in PSE’s service area.

The Puget Sound Energy Foundation was formed last year to further expand PSE’s legacy of leadership and support of worthy, community-based programs. The foundation makes charitable contributions to qualifying nonprofit organizations to help support a broad range of community programs, with a special focus on initiatives that promote economic and environmental sustainability within PSE’s service territory and in communities where the utility produces or purchases energy.

The consortium understands the important role PSE plays in its communities and has committed to further strengthen the work of the Puget Sound Energy Foundation. It has pledged $5 million at transaction closing to further develop the charitable programs and contributions of the foundation.

ECONOMIC BENEFITS

Delaying investment in infrastructure and growth exposes greater risk to the economic vitality of the state.  Waiting until these short-comings are noticeable is a surefire path to destabilize economic growth – shaking the confidence of new business and further economic investment.

The consortium’s commitment to investing approximately nearly $5 billion over the next five years, is good for the local economy by sustaining and enhancing employment, providing a sound energy resource base needed for business growth and creating a quality of life needed to attract and retain workers. However, one of the greatest benefits to this investment is tied more to what it may help avoid. Properly planning for and managing growth means the future needs of Northwest businesses are protected. This will increase the overall confidence in investing in Washington at a time of tremendous global and national uncertainty.  Anything that adds to the economic viability of the Puget Sound is a good thing for future economic health and investment.

This consortium is good for business, customers, and the community by allowing PSE to meet the expanding regional need for energy while preserving the company’s on-going commitment to the environment.

EMPLOYEE BENEFITS

As a result, employees can expect business as usual, only better. PSE’s management team will now be focused on the business of developing a state-of-the-art energy company rather than focusing on the search to acquire cash for capital investments and maintenance.

Employees will have the added benefit of working on leading-edge projects in the area of renewable resources and new generation facilities.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention: Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction. Information about the interests of Puget Energy‘s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers primarily in the Puget Sound region of Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. For more information, visit PSE.com.  October 2007

          HISTORY
                  Washington’s oldest and largest energy utility

Through mergers and acquisitions, dozens of small utility companies gradually evolved into today’s Puget Sound Energy (PSE). The oldest of these – the Seattle Gas Light Company – introduced Washington Territory to manufactured-gas lighting on New Year’s Eve, 1873. A dozen years later, another PSE ancestor – the Seattle Electric Light Company – gave the region its first electric service from a central power plant. Yet another of PSE’s predecessor companies built the region’s first large hydroelectric plant, at Snoqualmie Falls, in 1898.

Carved into bedrock 270 feet beneath the surface, the Snoqualmie Falls hydroelectric project was the world’s first hydropower facility housed entirely underground.	Almost overnight, homes, offices, and factories from Centralia to Everett took advantage of natural gas, a fuel far more efficient, clean, and inexpensive than manufactured gas.

Ground-breaking innovation continued to be a company hallmark as the 20th century unfolded. Together with various partners, company forebears built the Columbia River’s first massive hydropower plant, the Rock Island Dam, in 1932. Then, in 1956, another company predecessor, Washington Natural Gas Company, gave the Puget Sound region its first natural gas service.

A half-century later, the company once again led the way, becoming the Pacific Northwest’s largest producer of renewable energy. PSE is the first utility – and so far the only one in the region to build and operate, two large wind-powered generating facilities.

PSE adopted its name and current structure in 1997 when two of its largest ancestral companies – Puget Sound Power & Light Company and Washington Energy Company – merged.

In October 2007, PSE started a new chapter and signed a merger agreement with a group of long-term infrastructure investors to obtain committed capital to serve the growing energy needs of Washington state.

PSE generates 5 percent of its electricity supply from two company owned and operated wind facilities at Hopkins Ridge in Eastern Washington and Wild Horse in Central Washington.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention: Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction. Information about the interests of Puget Energy‘s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers primarily in the Puget Sound region of Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. For more information, visit PSE.com.  October 2007

          ABOUT THE CONSORTIUM
                  Long-Term infrasturcture investors

MACQUARIE CONSORTIUM
A consortium of experienced long-term infrastructure investors led by Macquarie Infrastructure Partners (MIP), Canada Pension Plan Investment Board (CPPIB) and British Columbia Investment Management Corporation (bcIMC) and includes Alberta Investment Management (AIM), Macquarie-FSS Infrastructure Trust (MFIT) and Macquarie Bank Limited.

The consortium members have previously partnered together on a number of infrastructure and utility investments in the US, Canada and Europe.

INVESTMENT PHILOSOPHY
The infrastructure investment philosophy of the Macquarie Consortium is to invest in high-quality infrastructure and other essential assets over the long-term. The members of the Consortium take a partnership approach to their infrastructure investments, working with existing management to help support the overall performance and growth of the business.

As one of the world’s leading and most experienced investors and managers of infrastructure assets globally, Macquarie has a strong track record of responsible management of essential community assets.  It does this through working collaboratively with all stakeholders, including employees, customers, Government and the wider community, to ensure sustainable growth.

UTILITY EXPERIENCE
Macquarie also has experience managing investments in a number of North American utilities including:
▪  Duquesne Light – Regulated Pittsburgh electric utility
▪  AltaLink – Electricity transmission company in Alberta
▪  Cardinal Power – Cogeneration power facility in Ontario
▪  Aquarion Company – Regulated New England water utility
▪  The Gas Company – Hawaiian full-service gas utility
▪  Thermal Chicago – District Energy assets located in Chicago and Las Vegas

INFRASTRUCTURE EXPERIENCE
The members of the Macquarie Consortium have significant experience managing infrastructure investments in North America and around the world including in investments in toll roads, airports and airport-related assets, telecommunications, rail, ports as well as social infrastructure.

MACQUARIE INFRASTRUCTURE PARTNERS (MIP)
▪	A diversified unlisted fund focusing on infrastructure investments in the United States and Canada
▪	Headquartered in New York
▪	Majority of investors are US and Canadian institutions such as public pension funds, corporate pension funds, endowments & foundations and Taft-Hartley (Union) funds
▪	Managed by a member of the Macquarie Group
▪
MIP has ten investments which include a stake in Aquarion Company, a regulated New England water utility, a stake in Duquesne Light, a regulated electric utility in Pittsburgh, a stake in a US wireless tower operator, two Canadian port terminals and interests in four toll roads in the United States and one in Canada.

“PSE is a best-in-breed energy company with well-respected and experienced senior management and employees.  We are delighted to partner again with our long-term co-investors to help enable PSE meet its long-term energy and infrastructure needs,”
Christopher Leslie, Chief Executive Officer, Macquarie Infrastructure Partners

CANADA PENSION PLAN INVESTMENT BOARD (CPPIB)
▪
A professional investment management organization focused on investing the assets of the Canada Pension Plan to maximize returns without undue risk of loss to help ensure the CPP benefits of 16 million Canadians

▪	Headquartered in Toronto, Canada
▪	The CPP fund totals C$120.5 billion (approx. US$124.7 billion) making it one of the largest single-purpose pools of assets in the world
▪
CPPIB is a long-term investor focused on broadly diversifying the portfolio to enhance long-term returns by investing in public and private equities, real estate, fixed income, and inflation-sensitive assets such as infrastructure

▪
CPPIB’s $2.2 billion infrastructure portfolio includes major direct investments in Wales & West Utilities, a natural gas distribution network that serves Wales and southwest England; Transelec S.A., the largest electricity transmission company in Chile; and AWG Plc., parent company of Anglian Water, a U.K.-based water and sewage company.

“As long-term investors, we look for solid infrastructure assets like PSE. PSE is particularly attractive because it demonstrates strong operational performance and is committed to delivering the best quality of service to its customers. We are pleased to partner with like-minded investors on this transaction as we continue to strengthen and grow our portfolio of infrastructure assets,”
Mark Wiseman, Senior Vice-President – Private Investments, CPP Investment Board.

BRITISH COLUMBIA INVESTMENT MANAGEMENT CORPORATION (bcIMC)
▪	An investment management corporation with over $83 billion in assets under management invested in all major asset classes
▪	Based in Victoria, British Columbia
▪	Clients include public sector pension plans, the Province of British Columbia, provincial government bodies and publicly administered trust funds
▪
bcIMC’s Strategic Investment and Infrastructure Program, valued at over $2.3 billion at March 31, 2007, seeks long-term interest in tangible infrastructure assets with the potential to generate strong returns and cash yields for our clients. The program has holdings in North America, Latin America, and Europe – including direct investments in water utilities (Corix, Thames Water, and Aquarion Company) and energy and power consumption companies (Transelec S.A. and InterGen NV)

"bcIMC is delighted to invest in Puget Sound Energy - a strong and respected firm headquartered and employing people in our Pacific Northwest region.  We strongly support PSE’s commitment to the environment and provision of green power to residents of Washington State.  Our investment in Puget complements our existing infrastructure portfolio and is considered a long term investment for bcIMC and our clients,"
Doug Pearce, Chief Executive Officer & Chief Investment Officer, bcIMC.

ALBERTA INVESTMENT MANAGEMENT (AIM)
▪	One of the largest institutional investors in Canada, with US$75 billion in assets under management as of September 30, 2007
▪	Based in Edmonton, Alberta
▪
Significant investment program in alternative investments, including private equity, real estate, timberland, and infrastructure. AIM has been active in the infrastructure asset class for more than four years, with investments and investment commitments of US$1.5 billion

▪	Infrastructure investment focus on long-life, regulated assets used to provide essential services

"Puget Sound Energy is a great fit within the investment programs of our pension plan and endowment fund clients. We are excited by the strong economic fundamentals of western Washington, PSE’s history of success, and its impressive team.”
Bill McKenzie, Head of Infrastructure Investments, Alberta Investment Management

Macquarie-FSS Infrastructure Trust (MFIT)
▪	Unlisted Australian infrastructure trust
▪	Headquartered in Australia
▪	Managed by Macquarie Specialised Asset Management Limited
▪
MFIT currently holds interests in four assets across four sectors including communications infrastructure, vehicle inspection, electricity and water infrastructure in three countries: the USA, Spain, and the UK

Macquarie Bank Limited
▪	A diversified global financial services organization
▪	Headquartered in Sydney, Australia
▪	The Macquarie Group (Macquarie) comprises Macquarie Bank Limited, the leading Australian investment bank, and its worldwide affiliated entities.
▪	Members of the Macquarie Group manage more than US$50 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles
▪
Infrastructure investments managed by Macquarie include investments in the energy, water, telecommunications and transportation sectors in the US, Canada, UK, Germany, Portugal, Italy, France, Sweden, Denmark, the Netherlands, Belgium, Australia, Korea, Japan and South Africa

▪	Macquarie aims to manage investments in infrastructure assets profitably and responsibly

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention: Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction. Information about the interests of Puget Energy‘s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers primarily in the Puget Sound region of Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. For more information, visit PSE.com.  October 2007

October 26, 2007

To Puget Sound Energy Employees,

Today we announced that we have signed a merger agreement with long-term investors to obtain the capital and flexibility we need to continue to strengthen and grow the company in the years ahead. This will help us concentrate on our core business of providing safe and reliable service to our customers and will provide us with the $5 billion we need over the next five years to upgrade our aging infrastructure and introduce expanded energy efficiency programs and more renewable energy resources to fulfill the booming energy needs of our region.

We signed the agreement with a North American infrastructure fund consortium led by Macquarie Infrastructure Partners (MIP), the Canada Pension Plan Investment Board (CPPIB) and the British Columbia Investment Management Corporation (bcIMC). The investor group also includes Alberta Investment Management (AIM), Macquarie-FSS Infrastructure Trust (MFIT) and Macquarie Bank Limited. The consortium has significant experience in managing infrastructure and utility investments in the U.S. and around the world and has proven track records of partnering with existing management to support the performance, stewardship and growth of those businesses.

This merger will enable us to move more assuredly to make the infrastructure investments and commitments to energy efficiency and renewable energy needed to keep Puget Sound Energy at the cutting edge of our industry. It will be business as usual, only better.

This is not a merger like the one between Washington Natural Gas and Puget Power a decade ago. It is not a consolidation move.  Job reductions and cost cutting are not involved.  Our new investment partners value the company and its employees and will continue current operations, management and union contracts. The consortium will honor the current collective bargaining agreements with the International Brotherhood of Electric Workers, Local 77, and the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada, Local 26 and Local 32, in place for PSE’s represented employees, as well as existing wage and primary benefits for all employees. Your job will not change and the high level of service, for which our company and employees are known, will remain.

We will hold an employee meeting at 9 a.m. today, October 26, in the auditorium that will be video conferenced to Bothell, Tacoma and Mt. Vernon.  In addition, members of the leadership team will work to meet with you at various locations to discuss this at greater length and to answer any questions you might have.  Please read the press release and fact sheets to learn more.

We will provide you with regular updates as the transaction unfolds and encourage you to check back with your manager, director, officer or me if you have any questions or concerns.

Sincerely,
Stephen P. Reynolds
Chairman, President and CEO

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC).  Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those document, because they will contain important information about the proposed transaction.  A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention:  Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction.  Information about the interests of Puget Energy’s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

October 26, 2007

BUSINESS AS USUAL, ONLY BETTER

A letter to our community

Living in Puget Sound, we are all continually challenged to find balance between the security of a thriving economy and the reality of congested roads, challenged services and quality of life.  Maintaining balance requires rethinking old ways and finding new opportunities.

Puget Sound Energy (and its predecessor companies) has lived this challenge for more than a century.  Today, the stakes have never been greater.  We need to invest nearly $5 billion over the next five years to update our aging power generating and delivery infrastructure and to increase our focus on energy efficiency and renewable energy.

We believe we have the solution.  As you may have heard, we have announced merger plans with infrastructure fund partners who are focused on the long term.  This merger will provide access to the capital we need to continue providing safe and reliable service and to meet the growing energy needs of our region.

What does this mean for you?  It means business as usual, only better.  Our employees’ focus on customer service and commitment to the local community will remain unchanged on a day-to-day basis.  In the future, we will be able to meet the constantly expanding regional need for energy and do so in a way that will preserve our commitment to customers, communities and the environment. We can move faster and with greater confidence for your benefit.

Over the coming months you can expect to hear more about this.  Please take a look at the news release and fact sheets.  Be assured that the same people you’ve come to know and trust will be here to serve you in the future.

Sincerely,

Stephen P. Reynolds
Chairman, President and CEO
Puget Sound Energy

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC).  Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those document, because they will contain important information about the proposed transaction.  A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention:  Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction.  Information about the interests of Puget Energy’s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

EMPLOYEE Q&A
Oct. 26, 2007

EMPLOYEE Q&A

1.	How will Macquarie Consortium ownership impact employees?

It will be business as usual following the merger.  The retention of management and its employees is key in the success of the partnership.  The consortium is committed to Puget Sound Energy’s business plan and workforce.  The consortium is committed to supporting business growth and places a high priority on recruiting, retaining and rewarding quality people.

2.	Are there planned layoffs as a result of the merger?
There are no layoffs planned.

3.	Will my employment terms remain the same?
Your existing terms will be unchanged.

4.	What is the impact on my salary?
Your salary will be unaffected by the transaction.

5.	What will happen to my benefits?
All benefits, with the exception of the ESPP, will be unaffected by the merger.  Further discussions on the ESPP will occur prior to the transaction closing.

6.	Will my bonus arrangements change?
You will retain your current bonus eligibility and target.

7.	How will my compensation arrangements be determined in the future?

Your compensation arrangements will be managed in the same way as they are today. The company will continue to conduct the annual compensation and performance review processes and roles will be benchmarked in the same way they are today to ensure that Puget Sound Energy continues to provide a market competitive compensation offering to non-represented employees.  Union employees will continue to be paid as per the applicable Collective Bargaining Agreement.

8.	What will happen to my Union representation?

Employees currently represented by a Union will continue to be represented. Management will continue to maintain an open and constructive relationship with the Unions and honor all current collective bargaining agreements.

9.	Will my manager or reporting line change?
No, there is no planned reorganization of roles and responsibilities. Puget Sound Energy will continue with the same organization structure and management it has today.

10.	Will the way you manage the workforce change?
No. Management will continue to operate the company as it does today. Current practices in areas including recruitment, annual reviews, training and development and succession planning will continue.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC).  Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those document, because they will contain important information about the proposed transaction.  A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08 , Bellevue, WA 98004, Attention:  Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction.  Information about the interests of Puget Energy’s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.